Exhibit 10.8

ASSIGNMENT OF CONTRACT

This Assignment Agreement is entered into as of October 1, 2022 by and between Valetudo Therapeutics LLC, a Delaware limited liability company (“Assignor”) and Liminatus Pharma, LLC, a Delaware limited liability company (“Assignee”) (the “Parties”).

WHEREAS, Assignor entered into the LICENSE AND DEVELOPMENT AGREEMENT as of March, 2022 with InnoBation Bio Co., Ltd., a Korean corporation, a spin-off company of National Cancer Center (Korea) in connection with InnoBation’s CD 47 (the “Contract”)(the “Parties”).

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Assignor hereby assigns, transfers and sets over to Assignee all of its right, title and interest in and to the Contract, and Assignor warrants and represents the Contract to be free of any adverse liens, claims or encumbrances. Assignee hereby assumes all of Assignor’s obligations under the Contract and agrees to indemnify and hold Assignor harmless therefrom any and all damages to the Parties as to obligations occurring on and after the effective date hereof. Assignor hereby agrees to indemnify and hold Assignee harmless as to any and all damages to the Parties with respect to Assignor’s obligations under the Contract that accrued prior to the date hereof, but expressly reserves its rights as to any defenses to such obligations.

2.	In consideration of this Assignment, Assignee shall pay Assignee new common units in Assignee and the aggregate ownership interest of Assignor shall be 70% in the total outstanding units plus any and all unexercised options of Assignee.

3.	Assignor has delivered to Assignee a copy of the resolution by the Board of Managers of Assignor.

4.	Assignee acknowledges and agrees that it shall not assign, transfer or set over all right, title and interest in and to the Contract to a third party (a “Third Party”) without the prior written consents of both Assignor and the Parties, which shall not be unreasonably withheld. All parties understand and agree that the public offering of securities (the “IPO”) contemplated herein shall require Assignee to restructure itself, likely into a corporation, and that such restructuring likely shall involve an assignment of the rights hereunder and a merger or other business combination with one or more successor legal entities (such entities are collectively referred to as the “New Entity”). A New Entity shall not be considered a Third Party. All Parties further understand and agree that placing Assignee and the New Entity in a position to pursue the IPO contemplated herein shall require that Assignee and/or New Entity raise new equity capital. Nothing herein is intended to restrict any restructuring or capital raise undertaken in pursuit of placing Assignee and/or New Entity in a position to pursue an IPO. No action taken in pursuit of placing Assignee and/or New Entity in a position to pursue an IPO shall require any consent of Assignor or EWON, beyond that which has already been obtained.

5.	Assignee further acknowledges and agrees that it shall consult with Assignor before carrying out or making decisions on what it subjectively understands to be essential matters such as contracts concerning financing or attraction of funds or other important rights that may arise in the event of IPO, pre-IPO funding or licensing out. Assignor may request reasonable information about the progress and intended effects of the above. Assignee agrees to, and agrees to use its best efforts to cause any interested parties and research directors, to promptly provide such information as exists to Assignor. Assignor shall reimburse Assignee for the costs of complying with those requests.

6.	The parties hereto expressly agree that Assignor may terminate this Assignment and request return of the right, title and interest in and to the Contract immediately if: (a.) an IPO is not launched within a period of two (2) years from the execution of this Agreement or (b.) if any of the following occurs before the launch of the IPO;

a.	Assignee files for bankruptcy, rehabilitation or any similar proceedings;
b.	A competent court orders or decides on dissolution of Assignee or the general meeting of shareholders resolves for dissolution of Assignee;
c.	Suspension or cancellation of the operation of all or substantially all of Assignee’s business;
d.	An order for seizure of all or more than 50% of Assignee’s assets or property, or of Assignee’s contractual rights hereunder;
e.	An order for provisional seizure or provisional disposition of all or more than 50% of Assignee’s assets or property, or of Assignee’s contractual rights hereunder;
f.	A competent court finds in a final judgment that Assignee is guilty of fraudulent or illegal activity such as embezzlement, breach of trust, false expenditure or material inappropriate expenditure, which results in significant economic damages and precludes the pursuit of an IPO; or
g.	An IPO is objectively and reasonably judged by a competent Court to be legally and/or virtually impossible.

7.	This Agreement may be executed in one or more counterparts, each bearing the signatures of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

8.	Except to the extent preempted by federal law, this Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law principles. The Courts of the State of Delaware shall be the exclusive jurisdiction for adjudication of all disputes and all rights hereunder and for all legal actions relating to or arising out of this agreement. All parties, and any party claiming rights hereunder as a third party beneficiary, irrevocably consent to the jurisdiction of the Courts of the State of Delaware for and regarding any such disputes and actions. Such persons also consent to service by email and mail at their last known addresses.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

Valetudo Therapeutics LLC, a Delaware limited liability company

By:	/s/ Chris Kim
Its:	CEO

ASSIGNEE:

Liminatus Pharma, LLC, a Delaware limited liability company

By:	/s/ Chris Kim
Its:	CEO